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                                                                   Exhibit 10.10

AT&T WIRELESS SERVICES, INC. 2001 LONG TERM INCENTIVE PLAN
EXECUTIVE RESTRICTED STOCK UNIT AWARD AGREEMENT AND TERMS AND CONDITIONS (Capitalized terms not otherwise defined in this Agreement have the same meanings as in the Plan.)

Pursuant to the AT&T WIRELESS SERVICES, INC. 2001 LONG TERM INCENTIVE PLAN (the "Plan"), a copy of which has been delivered to you, you have been granted an award (the "Award") of restricted stock units (the "Restricted Stock Units"). Each Restricted Stock Unit, upon termination of the restrictions related thereto and any elected or required deferral period related to the Award, will be converted into one common share of AT&T Wireless Services, Inc. (a "Share"). The Award is subject to the terms and conditions of the Plan, and to the additional terms and conditions set forth in this Agreement.

NAME
Address Line 1               Social Security Number (US only)        xxx-xx-xxxx
Address Line 2                                        Plan ID
Address Line 3
Address Line 4
City, State, Zip

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              AWARD DATE

 NUMBER OF UNITS AWARDED

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     AWARD VESTING DATES       [date]                            [amount vested]
   (date Award vests and
 becomes nonforfeitable)       [date]                            [amount vested]

                               [date]                            [amount vested]

                               The Restricted Stock Units will vest and become nonforfeitable in accordance with this section. The period beginning on the Award Date and ending on the day prior to the date on which any Restricted Stock Unit becomes nonforfeitable (the "Vesting Date") is herein referred to as the "Restriction Period" with respect to any Restricted Stock Unit.

     SHARES AVAILABLE ON       All Shares will be rounded down to the nearest
           VESTING DATES       whole Share, and all rounded Shares will become
                               payable in the final period.

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         TERMINATION AND       Any Restricted Stock Units that have not vested
 ACCELERATION PROVISIONS       in accordance with the schedule listed above will
                               become vested and nonforfeitable upon

                                  (a) your death,

                                  (b) termination of your employment under an
                                      AT&T Wireless approved disability plan (as determined by the Committee in its sole discretion), or

                                  (c) your retirement upon attainment of age 55
                                      and AT&T Wireless net credit service
                                      requirements (as determined by the
                                      Committee in its sole discretion) of 10
                                      years.

   CORPORATE TRANSACTION       In the event of a Corporate Transaction in which
                               the Award is assumed or substituted for by a successor company, the Award will become fully vested and nonforfeitable if, within two years of the Corporate Transaction, your employment is terminated by the successor company without Cause or if you terminate employment for Good Reason.

                               For purposes of this Agreement

                               "Cause" means

                                  (a) Your conviction (including a plea of
                                      guilty or nolo contendere) of a felony
                                      involving theft or moral turpitude or
                                      relating to the business of the successor company, other than a felony predicated on your vicarious liability. Vicarious liability means, and means only, any liability that is based on acts of the successor company for which you are charged solely as a result of your offices


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                                      with the successor company and in which
                                      either (I) you were not directly involved or did not have prior knowledge of such actions or inactions or (ii) counsel had advised that the action or inaction was permissible.

                                  (b) You engage in conduct that constitutes
                                      willful gross negligence or willful gross misconduct in carrying out your duties as an employee of the successor company, resulting, in either case, in material economic harm to the successor company and its subsidiaries and divisions.

                               "Good Reason" means any termination of your employment, initiated by you, resulting from any of the following events, without your express written consent, that are not cured by the successor company within 20 days of your giving the successor company written notice thereof:

                                  (a) A reduction in your base salary and target
                                      annual incentive bonus percentage or the failure of the successor company to provide you with stock options, restricted stock units and/or other equity incentive awards available to AT&T Wireless executives at a level comparable with your position.

                                  (b) The assignment to you of any duties
                                      inconsistent with, or any substantial
                                      alteration in, your status or
                                      responsibilities (other than as a result of your mental or physical incapacity) as in effect immediately prior thereto.

                                  (c) A change in your work location of more
                                      than 50 miles from the work location as of the Corporate Transaction.

                                  (d) A change in your reporting relationship
                                      that differs from the reporting
                                      relationship you had prior to the
                                      Corporate Transaction; provided, however, that subject to your written consent, you may be reassigned to an operating position or status comparable to this position as of the Corporate Transaction reporting to a comparable officer.

                                  (e) A diminution in title or a material
                                      diminution in duties, authority or
                                      responsibilities.

                                  (f) A material breach of any provisions hereof
                                      by the successor company.

                               You must notify the successor company within 60 days following knowledge of an event you believe constitutes Good Reason, or such event will not constitute Good Reason hereunder.

  ALL OTHER TERMINATIONS       Upon your termination of employment for any
                               reason other than as described above, whether voluntary or involuntary, the Award will be IMMEDIATELY CANCELLED TO THE EXTENT NOT THEN
                               VESTED AND NONFORFEITABLE.

 PAYMENT OF VESTED UNITS       Subject to any elected or required deferral
                               period related to the Award, AT&T Wireless, within a reasonable period after the Restricted
                               Stock Units are vested, will deliver to you or your legal representative a statement reflecting ownership of Shares in the form of book entry or certificates for the number of Shares with respect to which the Restricted Stock Units are vested. Neither you nor your legal representative will be, or have any of the rights and privileges of, a shareowner of AT&T Wireless in respect of any Shares distributable upon vesting of the Restricted Stock Units unless and until book entry for such Shares has been made or certificates have been issued.

    TRANSFERS AND LEAVES       Transfer to or from AT&T Wireless and any
                               Affiliate will not be considered a termination of employment for purposes of this Agreement, nor will it be considered a termination of employment for purposes of this Agreement if you are placed on a military leave or other approved leave of absence, unless the Committee determines otherwise.

     DISCHARGE FOR CAUSE       Upon your termination of employment for Cause,
                               the Award will be immediately cancelled.

             COMPETITION       The Award will be forfeited and cancelled if,
                               without the consent of AT&T Wireless, while employed by or providing services to AT&T
                               Wireless or after termination of such employment or services, you establish a relationship with a competitor of AT&T Wireless or engage in activity that is in conflict with or adverse to the interest of AT&T Wireless, as determined in accordance with AT&T Wireless noncompetition requirements applicable to you.

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               DIVIDENDS       A cash payment in an amount equal to the dividend
                               payable on one Share will be made to you on the record date for such dividend for each Restricted Stock Unit held by you that has not been forfeited, cancelled or converted to a Share and distributed.

             WITHHOLDING       AT&T Wireless will have the right to deduct or
                               cause to be deducted from, or collect or cause to be collected with respect to, any distribution hereunder any federal, state or local taxes required by law to be withheld or paid with respect to such distribution, as may be necessary, in AT&T Wireless, Inc.'s opinion, to satisfy such obligations. You may elect to satisfy such withholding tax obligations by requesting that AT&T Wireless withhold Shares otherwise deliverable upon any distribution hereunder; provided, however, that the value of such withheld Shares does not exceed the employer's minimum required tax withholding rate.

         TRANSFERABILITY       At all times during the Restriction Period and
                               any deferral period, the Restricted Stock Units awarded hereunder are nontransferable, and may not be pledged, assigned or alienated in any way.


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             BENEFICIARY       You may, in accordance with procedures
                               established by the Committee, designate one or more beneficiaries to receive all or part of any distribution to be made hereunder in case of your death, and you may change or revoke such designation at any time. In the event of your death, any distribution hereunder that is subject to such a designation (to the extent such designation is valid and enforceable under applicable law) will be made to such beneficiary or beneficiaries in accordance with this Agreement. Any other distribution hereunder will be made to your estate. If there is any question as to the legal right of any beneficiary to receive a distribution hereunder, the amount in question may be paid to your estate, in which event neither AT&T Wireless nor any Affiliate will have any further liability to anyone with respect to such amount.

       EMPLOYMENT RIGHTS       Neither the Plan nor the Award will be construed
                               as giving you the right to be retained in the employ of AT&T Wireless or any Affiliate.

         OTHER CORPORATE       If AT&T Wireless determines, on advice of
              PROVISIONS       counsel, that the listing, registration or
                               qualification of the Shares on any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory agency or authority, is necessary or desirable as a condition of or in connection with a distribution hereunder, no portion of the Award may be distributed until or unless such listing, registration, qualification, consent or approval has been effected or obtained.

                               Any determination or decisions made or actions taken arising out of or in connection with the interpretation and administration of this Agreement and the Plan by the AT&T Wireless Board or the Committee will be final and conclusive.

                               This Agreement may be amended by the AT&T
                               Wireless Board or the Committee provided that no such amendment may impair your rights hereunder without your consent.

                               The validity, construction and effect of this Agreement will be determined in accordance with the laws of the State of Washington, without giving effect to principles of conflict of laws, and applicable federal law.

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By your signature below, you agree that the Restricted Stock Units are granted under and governed by the terms of this Agreement, the Plan and the AT&T Wireless noncompetition requirements applicable to you. By your signature below, you also acknowledge receipt of copies of the Plan and the plan summary.


ACCEPTED BY:                                 AT&T WIRELESS SERVICES, INC.



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Employee                    Date



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